SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2003

CAMDEN NATIONAL CORPORATION

(Exact name of Registrant as specified in charter)

MAINE

(State or other jurisdiction of incorporation)

01-28190	01-0413282
(Commission file number)	(IRS employer identification no.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

(207) 236-8821

(Registrant’s telephone number, including area code)

Item 5 – Other Events and Required FD Disclosure

The Board of Directors of Camden National Corporation declared a $0.19 per share dividend payable on July 31, 2003 for shareholders of record on July 15, 2003, renewed the Company’s Common Stock Repurchase Program, and authorized the establishment of a dividend reinvestment program.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits.

99.1	Press Release announcing dividend declaration, renewal of the Common Stock Repurchase Program, and authorization to establish a dividend reinvestment program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CAMDEN NATIONAL CORPORATION

By:	/s/ GREGORY A. DUFOUR	Date: June 24, 2003
Gregory A. Dufour Senior Vice President – Finance, Operations & Technology and Principal Financial Officer

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